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                        J.P. MORGAN MUTUAL FUND SERIES

                    AMENDMENT NO. 4 TO DECLARATION OF TRUST

                 Fourth Amended and Restated Establishment and
                 Designation of Series and Classes of Shares of
                Beneficial Interest (par value $0.001 per share)
                         DATED AS OF FEBRUARY 11, 2005

     Pursuant to Sections 6.9 and 9.3 of the Declaration of Trust, dated as of January 27, 2003 (the "Declaration of Trust"), of J.P. Morgan Mutual Fund Series (the "Trust"), as amended, the Trustees of the Trust hereby Amend and Restate the Establishment and Designation of Series appended to the Declaration of Trust to change the name of the following funds effective February 11, 2005:

     JPMorgan Growth & Income Fund     to      JPMorgan Growth and Income Fund

     JPMorgan New York Municipal       to      JPMorgan New York Municipal
     Market Fund                               Money Market Fund

     1. The Designation of Series is being amended to abolish the establishment of the following funds effective February 19, 2005:

     JPMorgan Bond Fund II
     JPMorgan Equity Growth Fund
     JPMorgan Equity Income Fund
     JPMorgan Global 50 Fund
     JPMorgan Liquid Assets Money Market Fund
     JPMorgan Mid Cap Growth Fund
     JPMorgan Mid Cap Value Fund
     JPMorgan Select Growth and Income Fund
     JPMorgan Short Term Bond Fund II
     JPMorgan Small Cap Growth Fund
     JPMorgan Strategic Income Fund
     JPMorgan Tax Free Income Fund
     JPMorgan Treasury Plus Money Market Fund
     JPMorgan U.S. Government Money Market Fund
     JPMorgan U.S. Small Company Opportunities Fund
     JPMorgan U.S. Treasury Income Fund

     2. The Designation of Series is being amended and restated in its entirety as follows effective February 11, 2005 and the name of each fund will change to the corresponding name indicated in the table below effective February 19, 2005:


NAME AS OF FEBRUARY 11, 2005                                      NAME AS OF FEBRUARY 19, 2005
--------------------------------------------------------------------------------------------------------------------------
JPMorgan 100% U.S. Treasury Securities Money Market Fund          JPMorgan 100% U.S. Treasury Securities Money Market Fund
JPMorgan Bond Fund                                                JPMorgan Bond Fund
JPMorgan California Bond Fund                                     JPMorgan California Tax Free Bond Fund
JPMorgan California Tax Free Money Market Fund                    JPMorgan California Municipal Money Market Fund
JPMorgan Capital Growth Fund                                      JPMorgan Capital Growth Fund

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

NAME AS OF FEBRUARY 11, 2005                                      NAME AS OF FEBRUARY 19, 2005
--------------------------------------------------------------------------------------------------------------------------
JPMorgan Disciplined Equity Fund                                  JPMorgan Disciplined Equity Fund
JPMorgan Diversified Fund                                         JPMorgan Diversified Fund
JPMorgan Dynamic Small Cap Fund                                   JPMorgan Dynamic Small Cap Fund
JPMorgan Enhanced Income Fund                                     JPMorgan Enhanced Income Fund
JPMorgan Federal Money Market Fund                                JPMorgan Federal Money Market Fund
JPMorgan Fleming Asia Equity Fund                                 JPMorgan Asia Equity Fund
JPMorgan Fleming Emerging Markets Debt Fund                       JPMorgan Emerging Markets Debt Fund
JPMorgan Fleming Emerging Markets Equity Fund                     JPMorgan Emerging Markets Equity Fund
JPMorgan Fleming International Equity Fund                        JPMorgan International Equity Fund
JPMorgan Fleming International Growth Fund                        JPMorgan International Growth Fund
JPMorgan Fleming International Opportunities Fund                 JPMorgan International Opportunities Fund
JPMorgan Fleming International Small Cap Equity Fund              JPMorgan International Small Cap Equity Fund
JPMorgan Fleming International Value Fund                         JPMorgan International Value Fund
JPMorgan Fleming Intrepid European Fund                           JPMorgan Intrepid European Fund
JPMorgan Fleming Japan Fund                                       JPMorgan Japan Fund
JPMorgan Fleming Tax Aware International Opportunities Fund       JPMorgan Tax Aware International Opportunities Fund
JPMorgan Global Healthcare Fund                                   JPMorgan Global Healthcare Fund
JPMorgan Global Strategic Income Fund                             JPMorgan Global Strategic Income Fund
JPMorgan Growth and Income Fund                                   JPMorgan Growth and Income Fund
JPMorgan Intermediate Tax Free Income Fund                        JPMorgan Intermediate Tax Free Bond Fund
JPMorgan Intrepid America Fund                                    JPMorgan Intrepid America Fund
JPMorgan Intrepid Contrarian Fund                                 JPMorgan Intrepid Contrarian Fund
JPMorgan Intrepid Growth Fund                                     JPMorgan Intrepid Growth Fund
JPMorgan Intrepid Value Fund                                      JPMorgan Intrepid Value Fund
JPMorgan Market Neutral Fund                                      JPMorgan Market Neutral Fund
JPMorgan Mid Cap Equity Fund                                      JPMorgan Mid Cap Equity Fund
JPMorgan New Jersey Tax Free Income Fund                          JPMorgan New Jersey Tax Free Bond Fund
JPMorgan New York Intermediate Tax Free Income Fund               JPMorgan New York Tax Free Bond Fund
JPMorgan New York Tax Free Money Market Fund                      JPMorgan New York Municipal Money Market Fund
JPMorgan Prime Money Market Fund                                  JPMorgan Prime Money Market Fund
JPMorgan Short Term Bond Fund                                     JPMorgan Short Term Bond Fund
JPMorgan Small Cap Equity Fund                                    JPMorgan Small Cap Equity Fund
JPMorgan Tax Aware Disciplined Equity Fund                        JPMorgan Tax Aware Disciplined Equity Fund
JPMorgan Tax Aware Enhanced Income Fund                           JPMorgan Tax Aware Enhanced Income Fund
JPMorgan Tax Aware Large Cap Growth Fund                          JPMorgan Tax Aware Large Cap Growth Fund
JPMorgan Tax Aware Large Cap Value Fund                           JPMorgan Tax Aware Large Cap Value Fund
JPMorgan Tax Aware Real Income Fund                               JPMorgan Tax Aware Real Income Fund
JPMorgan Tax Aware Short-Intermediate Income Fund                 JPMorgan Tax Aware Short-Intermediate Income Fund
JPMorgan Tax Aware U.S. Equity Fund                               JPMorgan Tax Aware U.S. Equity Fund
JPMorgan Tax Free Money Market Fund                               JPMorgan Tax Free Money Market Fund
JPMorgan Small Cap Core Fund                                      JPMorgan Small Cap Core Fund
JPMorgan U.S. Equity Fund                                         JPMorgan U.S. Equity Fund
JPMorgan U.S. Small Company Fund                                  JPMorgan U.S. Small Company Fund
JPMorgan Value Advantage Fund                                     JPMorgan Value Advantage Fund

                                       2
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     3.   Each Fund and, as applicable, each class into which the Shares of each Fund are divided shall have the following special and relative rights:

     A. Each Fund shall be authorized to hold cash, invest in securities, instruments and other properties and use investment techniques as from time to time described in the Trust's then current effective registration statement under the Securities Act of 1933. Each Share of a Fund shall be redeemable, shall be entitled to one vote for each dollar of net asset value (or a proportionate fractional vote in respect of a fractional dollar amount) on matters on which Shares of the Fund shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to the Fund, and shall be entitled to receive its pro rata share of the net assets of the Fund upon liquidation of the Fund, all as provided in Section
6.9 of the Declaration of Trust. The proceeds of sales of Shares of a Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that Fund, unless otherwise required by law.

     B.   Each Fund may be divided into classes of shares as provided in
Section 6.9 of the Declaration of Trust.

     C. Shares of each class shall be entitled to all the rights and preferences accorded to Shares under the Declaration of Trust.

     D. The number of Shares of each series designated hereby shall be unlimited.

     E. Shareholders of each class shall vote separately on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to that class as provided in, Rule 18f-3, as from time to time in effect, under the Investment Company Act of 1940, as amended (the "1940 Act"), or any successor rule, and by the Declaration of Trust. Shareholders of any class may vote together with shareholders of any other class on any matter for which the interests of the classes do not materially differ, and shareholders of all classes of all Funds may vote together on Trust-wide matters.

     F. The Trust's assets and liabilities shall be allocated among the funds and the classes thereof as set forth in Section 6.9 of the Declaration of Trust.

     G. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses, to change the designation of any Fund or class previously, now or hereafter created, or otherwise to change the special and relative rights of any Fund or class or any such other series of Shares or class thereof.

                                       3
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     IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date first written above. This instrument may be executed by the Trustees on separate counterparts but shall be effective only when signed by a majority of the Trustees.

/s/ William J. Armstrong                            /s/ William G. Morton
----------------------------                        ----------------------------
William J. Armstrong                                William G. Morton, Jr.

/s/ Roland R. Eppley, Jr.                           /s/ Fergus Reid, III
----------------------------                        ----------------------------
Roland R. Eppley, Jr.                               Fergus Reid, III

/s/ Dr. Matthew Goldstein                           /s/ James J. Schonbachler
----------------------------                        ----------------------------
Dr. Matthew Goldstein                               James J. Schonbachler

/s/ Robert J. Higgins                               /s/ Leonard M. Spalding, Jr.
----------------------------                        ----------------------------
Robert J. Higgins                                   Leonard M. Spalding, Jr.

                                       4